Exhibit 99.1

Amended Joint Filing Agreement

     The parties to the Joint Filing Agreement dated October 19, 2000 (“Joint Filing Agreement”), hereby agree to amend the Joint Filing Agreement to add the Edward L. Gaylord Revocable Trust as a joint filer and to remove Edward L. Gaylord as a joint filer. In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the undersigned agree that Amendment No. 9 to Schedule 13D dated July 31, 2003, with respect to the Common Stock of Gaylord Entertainment Company and any other amendments hereafter signed by each of the undersigned shall be filed on behalf of each of us and further agree that this Amended Joint Filing Agreement be included as an exhibit to such statement.

     In evidence thereof, the undersigned, being duly authorized, hereby execute this Amended Joint Filing Agreement this 31st day of July, 2003.

THE OKLAHOMA PUBLISHING COMPANY VOTING TRUST Christine Gaylord Everest, Voting Trustee
By: /s/ Christine Gaylord Everest

/s/ Christine Gaylord Everest

THE EDWARD L. GAYLORD REVOCABLE TRUST
Christine Gaylord Everest, Trustee

By: /s/ Christine Gaylord Everest

THE OKLAHOMA PUBLISHING COMPANY
By: /s/ Christine Gaylord Everest

Chief Executive Officer

GFI COMPANY
By: /s/ Christine Gaylord Everest

Chief Executive Officer